UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[ ]	Preliminary information statement.
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
[X]	Definitive information statement.

Domini Investment Trust
(Name of Registrant as Specified In Its Charter)

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Domini Investment Trust

Domini Impact Equity Fund

180 Maiden Lane, Suite 1302
New York, NY 10038-4925
1-800-582-6757

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

An information statement regarding a recent submanager change related to Domini Impact Equity Fund (the “Fund”), a series of Domini Investment Trust (the “Trust”), is available for your review. This Notice presents only an overview of the more complete information statement that is available to you on the internet or by mail. We encourage you to access and review all of the important information contained in the information statement.

The information statement describes the recent hiring of SSGA Funds Management, Inc. (“SSGA FM”) to replace Wellington Management Company LLP (“Wellington Management”) as the investment submanager of the Fund. Specifically, at a meeting of the Board of Trustees of the Trust (the “Board”) held on August 22, 2018, the Board, after careful consideration, approved the appointment of SSGA FM to serve as the new submanager of the Fund and approved a submanagement agreement with SSGA FM. At the same time, the Board approved the termination of Wellington Management as the Fund’s submanager. These changes became effective on December 1, 2018.

Also, in connection with the appointment of SSGA FM, the Board approved changes to the Fund’s principal investment strategies. Effective December 1, 2018, the Fund invests in securities that Domini Impact Investments LLC (“Domini”), the Fund’s manager, believes have strong environmental and social profiles. The Fund may also invest in companies that Domini believes help create products and services that provide sustainability solutions. Domini selects the Fund’s investments. SSGA FM purchases and sells securities to implement Domini’s investment selections and manages the amount of the Fund’s assets to be held in short term investments for anticipated cash flow and expenses. The Fund’s management fee was lowered in connection with these changes. Domini, and not the Fund, compensates SSGA FM for its services.

The information statement is being provided pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission. The exemptive order permits Domini to, under certain circumstances, enter into subadvisory relationships with submanagers and to enter into submanagement agreements with submanagers with the approval of the Board, but without obtaining shareholder approval. The exemptive order also allows the Fund, in lieu of physical delivery of the information statement, to make the information statement available online.

The Fund is furnishing an information statement for your information only. It is not a proxy statement. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The full information statement will be available on Domini’s website at www.domini.com/infostatement until at least 90 days after this notice was sent to you. The Fund’s annual report for the fiscal year ended July 31, 2018, including audited financial statements, has previously been sent to shareholders. A paper or email copy of the full information statement, the Fund’s annual report, and other Fund information may be obtained, without charge, by calling Domini at 1-800-582-6757, by emailing Domini at sh-mail@domini.com, or by sending a written request to Domini Funds, P.O. Box 9785, Providence, RI 02940-9785.

If you want to receive more information regarding this recent submanager change, you may request a paper or email copy of the information statement per the instructions above. You must request a paper copy of the information statement by the 90th day after this notice was sent to you in order to receive timely delivery. There is no charge to you for requesting a copy.

Domini Investment Trust

Domini Impact Equity Fund

180 Maiden Lane, Suite 1302

New York, NY 10038-4925

1-800-582-6757

February 4, 2019

Dear Shareholders:

The Board of Trustees of Domini Investment Trust (the “Trust”) recently approved changes to the Fund’s principal investment strategies. Effective December 1, 2018, Domini selects the Fund’s investments. The Fund invests in securities that Domini believes have strong environmental and social profiles. The Fund may also invest in companies that Domini believes help create products and services that provide sustainability solutions. In connection with this change, SSGA FM Funds Management, Inc. (“SSGA FM”) was hired to replace Wellington Management Company LLP as the investment submanager of Domini Impact Equity Fund (the “Fund”).

SSGA FM became the new investment submanager of the Fund on December 1, 2018. We are optimistic that the Fund will benefit from SSGA FM’s submanagement services. SSGA FM purchases and sells securities to implement Domini’s investment selections and manages the amount of the Fund’s assets to be held in short term investments for anticipated cash flow and expenses. The Fund’s management fee was lowered in connection with these changes. Domini, and not the Fund, compensates SSGA FM for its services

Domini Impact Investments LLC (“Domini”), the Fund’s manager, and the Fund have obtained exemptive relief from the Securities and Exchange Commission that permits Domini to enter into submanagement arrangements with submanagers without shareholder approval under certain circumstances as long as certain conditions are satisfied, including delivery to you, as a shareholder of the Fund, of an information statement that describes the new submanagement agreement for the Fund with SSGA FM. Accordingly, please find enclosed an information statement that describes, among other things, the terms of the new submanagement agreement.

The enclosed information statement is for your information only. It is not a proxy statement. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Please feel free to call us at 1-800-582-6757 should you have any questions about the enclosed information statement. We thank you for your continued interest in the Domini Funds.

Sincerely yours,

Carole M. Laible
President
Domini Investment Trust

Domini Investment Trust

Domini Impact Equity Fund

180 Maiden Lane, Suite 1302

New York, NY 10038-4925

1-800-582-6757

INFORMATION STATEMENT

This information statement is being provided to the shareholders of Domini Impact Equity Fund (the “Fund”), a separate series of Domini Investment Trust (the “Trust”), a Massachusetts business trust. This information statement is being provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Exemptive Order”) that the Fund has received from the Securities and Exchange Commission (the “SEC”). The Exemptive Order permits the Fund’s manager, Domini Impact Investments LLC (“Domini”) to, under certain circumstances, enter into subadvisory relationships with investment management organizations (“submanagers”) and to enter into submanagement agreements with submanagers with the approval of the Board of Trustees of the Trust (the “Board of Trustees” or the “Trustees”), but without obtaining shareholder approval. The Exemptive Order allows the Fund, in lieu of physical delivery of the information statement, to make the information statement available online. The Exemptive Order also relieves the Fund from disclosing separately the submanagement fees paid by Domini to unaffiliated submanagers in documents filed with the SEC and provided to shareholders.

The Fund’s Annual Report for the fiscal year ended July 31, 2018, including audited financial statements, has previously been sent to shareholders. The report is available without charge by written request to Domini Impact Investments, P.O. Box 9785, Providence, RI 02940-9785, by calling Domini at 1-800-582-6757, or by downloading the report from our website at www.domini.com.

Background

Domini, a Massachusetts limited liability company, 180 Maiden Lane, Suite 1302, New York, NY 10038-4925, manages the assets of the Fund pursuant to a Management Agreement dated as of May 1, 2000, as amended as of December 1, 2018 (the “Management Agreement”). The Management Agreement was most recently approved by the Board of Trustees of the Fund on April 26, 2018 (and on August 22, 2018 to lower the Fund’s management fee). The Management Agreement was most recently submitted to a vote of shareholders of the Fund on May 31, 2000, in connection with its initial approval.

SSGA FM Funds Management, Inc. (“SSGA FM”) became the investment submanager of the Fund on December 1, 2018. As noted above, the Exemptive Order permits Domini to enter into submanagement arrangements without shareholder approval under certain circumstances. This information statement provides information to Fund shareholders regarding SSGA FM and the new submanagement agreement for the Fund with SSGA FM (the “New Submanagement Agreement”).

Management and Sponsorship Agreements

As the Fund’s manager, Domini is responsible for the management of the Fund, subject to the terms of the Management Agreement. As part of its responsibilities as the Fund’s manager, Domini selects and employs, subject to the review and approval of the Board of Trustees of the Fund, one or more submanagers to invest the Fund’s assets consistent with the Fund’s investment objective and the guidelines and directions set by Domini and the Board of Trustees, and reviews the submanager’s continued performance. Domini’s selection of a submanager is subject to the review and approval of the Board of Trustees of the Fund and the Fund’s shareholders. Domini may terminate the services of a submanager at any time.

The Fund pays to Domini an annual management fee based on the following schedule: 0.20% of the first $ 2 billion of net assets managed, 0.19% of the next $1 billion of net assets managed, and 0.18% of net assets managed in excess of $3 billion. Prior to December 1, 2018, the Fund paid to Domini an annual management fee based on the following schedule: 0.245% of the first $250 million of net assets managed, 0.24% of the next $250 million of net assets managed, 0.235% of the next $500 million in net assets managed, and 0.23% of net assets managed in excess of $1 billion.

Domini also provides administration services to the Fund pursuant to a Sponsorship Agreement between Domini and the Trust. Under the Sponsorship Agreement, Domini receives an annual fee for administration services with respect to the Fund based on the following schedule: 0.45% of the first $2 billion of net assets managed, 0.44% of the next $1 billion, and 0.43% of net assets managed in excess of $3 billion.

For the fiscal year ended July 31, 2018, the Fund paid to Domini $2,039,007 in investment management and $3,832,674 in sponsorship fees, after waivers (a total of 0.69% of the average daily net assets of the Fund). Domini, and not the Fund, pays a portion of the fees it receives from the Fund to the Fund’s submanager as compensation for the submanager’s services to the Fund.

Termination of the Prior Submanagement Agreement and Approval of New Submanagement Agreement

Wellington Management Company LLP (“Wellington Management”) served as the submanager of the Fund from November 30, 2006 through November 30, 2018. Domini most recently entered into a submanagement agreement with Wellington Management with respect to the Fund effective May 1, 2012, as amended and restated as of May 1, 2017, in connection with Wellington Management’s appointment as the Fund’s submanger (the “Prior Submanagement Agreement”). The Board of Trustees most recently approved the Fund’s submanagement arrangements with Wellington Management on April 26, 2018. Shareholders of the Fund most recently approved the Fund’s submanagement arrangements with Wellington Management on August 15, 2006, in connection with the initial approval of such arrangements (prior to the Fund’s obtaining the Exemptive Order).

At a meeting held on August 22, 2018, Domini recommended that the Board terminate the Prior Submanagement Agreement and approve the appointment of SSGA FM as the new submanager of the Fund. Domini’s recommendation was based upon, among other factors, recent changes to the Fund’s investment strategy, the Fund’s underperformance relative to its benchmark index and peer group of funds, and the quality of the portfolio management team and the depth of firm resources that SSGA FM proposed to provide for the Fund. At a meeting held on August 22, 2018, the Board of Trustees of the Trust, including all of the Independent Trustees, approved Domini’s recommendation to terminate the Prior Submanagement Agreement and approve the New Submanagement Agreement after consideration of a variety of factors (as described below under “Evaluation by the Board of Trustees of the New Submanagement Agreement”).

Terms of the New Submanagement Agreement and Comparison with Prior Submanagement Agreement

The terms of the New Submanagement Agreement are substantially similar in many, but not all, respects to the terms of the Prior Submanagement Agreement. The duties to be performed and the standard of care under the New Submanagement Agreement are similar to the comparable provisions included in the Prior Submanagement Agreement.

However, the New Submanagement Agreement reflects changes to the Fund’s principal investment strategy, pursuant to which Domini selects the Fund’s investments, seeking to identify securities of companies that have strong environmental and social profiles and/or companies that Domini believes help create products and services that provide sustainability solutions, and SSGA FM purchases and sells securities to implement Domini’s investment selections and manages the amount of the Fund’s assets to be held in short term investments for anticipated cash flow and expenses. Previously, Wellington Management selected the Fund’s investments using a proprietary quantitative model from among those securities which Domini notified Wellington Management were eligible for investment based on Domini’s social and environmental standards.

In addition, the New Submanagement Agreement contains a new submanagement fee rate schedule, pursuant to which the submanagement fees payable with respect to the Fund will decrease. Please note, that the submanagement fees are paid by Domini, and not the Fund. In addition, as noted above, management fees payable to Domini by the Fund also decreased effective December 1, 2018. Accordingly, there will be no increase in the management fees payable by the Fund to Domini as a consequence of the New Submanagement Agreement.

Please refer to Exhibit A attached to this information statement for the New Submanagement Agreement. The following description of the Submanagement Agreement in this information statement is qualified in its entirety by the provisions of the New Submanagement Agreement in Exhibit A.

Appointment and Duties of SSGA FM. The New Submanagement Agreement provides that, subject to the supervision of Domini, SSGA FM is employed and authorized to: (a) select and place orders for the purchase and sale of securities at a time and amount determined appropriate by SSGA provided that such transactions are restricted to the list of securities identified for purchase or sale by Domini (the “Approved Transactions List”) and are in accordance with, but not necessarily identical to, any amounts set forth therein and/or as otherwise communicated by the Manager to SSGA from time to time; (b) maintain books and records with respect to the securities transactions made in accordance with the Approved Transactions List; and (c), manage the amount of the Fund’s assets to be allocated to short term investments for anticipated cash flows and expenses, and otherwise to provide Domini with such investment advice and supervision as Domini may from time to time consider necessary in accordance with this Agreement. The New Submanagement Agreement provides that SSGA FM shall not purchase any securities for the Fund that are not included on the Approved Transactions List. All Fund assets with respect to which the Submanager provides services under this agreement are referred to herein as the Fund Account. The New Submanagement Agreement provides that SSGA FM shall discharge the foregoing responsibilities, subject always to Domini’s oversight and supervision and the restrictions of the Fund’s Declaration of Trust and By-Laws, the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), and the Fund’s then current registration statement.

The Prior Submanagement Agreement provided that Wellington Management shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Fund allocated by Domini to Wellington Management shall be held uninvested, subject to the following provisions: (i) Domini shall screen the securities submitted to it by Wellington Management according to the social and environmental criteria developed for the Fund, and notify Wellington Management of the results of each screening; and (ii) Wellington Management shall not purchase any securities for the Fund that do not meet the social and environmental criteria applied by Domini.

The New Submanagement Agreement states that SSGA FM is authorized to engage its affiliates to provide SSGA FM with investment management or advisory and related services with respect to performance by SSGA FM of its obligations under the New Submanagement Agreement. SSGA FM will remain liable for the acts and omissions of any such affiliates. The New Submanagement Agreement also states that Domini shall assume responsibility for voting proxies of securities held by the Fund, and that SSGA FM will not be responsible for filing class action proofs of claim on behalf of the Fund. The Prior Submanagement Agreement contained substantially similar provisions.

The New Submanagement Agreement provides that SSGA FM shall take all actions which it deems necessary to implement the Fund’s investment policies and, in particular, to place all orders for the purchase or sale of securities for the Fund’s account with the brokers or dealers selected by it. To that end, SSGA FM is authorized as the agent of the Fund to give instructions to the custodian or any subcustodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, subject to the primary objective of obtaining the best available prices and execution, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or the other accounts over which SSGA FM, Domini or a respective “affiliated person” thereof exercises investment discretion. SSGA FM shall not be obligated to solicit competitive bids for each transaction it enters into on behalf of the Fund and is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if SSGA FM determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which SSGA FM, Domini and any “affiliated person” thereof have with respect to accounts over which they exercise investment discretion, notwithstanding the fact that the Fund may not be the direct or exclusive beneficiary of any such service. The Prior Submanagement Agreement contained substantially similar provisions.

The New Submanagement Agreement also contains provisions that were not included in the Prior Submanagement Agreement. The new provisions state that SSGA FM agrees to provide reasonable assistance to Domini with its liquidity classifications of the Fund’s portfolio holdings as required by the Fund’s liquidity risk management program when implemented in accordance with Rule 22e-4 under the 1940 Act. In addition, SSGA FM is prohibited from directly or indirectly consulting with any other submanager for a portion of the Fund’s assets, except for the purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the1940 Act, and, to the extent that other submanagers may be engaged to provide investment advisory services to the Fund, the Submanager shall be responsible for providing investment advisory services only with respect to the assets allocated to it.

Allocation of Charges and Expenses. The New Submanagement Agreement provides that SSGA FM shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under the New Submanagement Agreement. The Prior Submanagement Agreement contained a substantially similar provision.

Covenants of SSGA FM. The New Submanagement Agreement provides that SSGA FM will not knowingly deal with itself, or with the Fund’s Trustees or principal underwriter or distributor, if any, as principals in making purchases or sales of securities or other property, except as permitted by the 1940 Act, and will comply with all other provisions of the Fund’s Declaration of Trust and By-Laws and the Fund’s then-current registration statement applicable to SSGA FM’s role with respect to the Fund. The Prior Submanagement Agreement contained substantially similar provisions.

Limitation of Liability of SSGA FM. The New Submanagement Agreement provides that SSGA FM will not be liable for any error of judgment or mistake of law, for any loss arising out of any investment, or for any act or omission in the execution of securities transactions for the Fund, except for willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations under the New Submanagement Agreement. The Prior Submanagement Agreement contained a substantially similar provision. In addition, the New Submanagement Agreement contains a provision that was not included in the Prior Submanagement Agreement which provides that, unless otherwise obligated under applicable law, no party to the agreement shall be liable for any indirect, punitive, special, or consequential damages arising out of the agreement.

Activities of SSGA FM. The New Submanagement Agreement provides that the services of SSGA FM to the Fund are not to be deemed to be exclusive, SSGA FM being free to render investment advisory and/or other services to others. The New Submanagement Agreement also states that SSGA FM may give advice or exercise investment responsibility with respect to other accounts which may differ from advice given or the timing or nature of action taken with respect to the Fund, provided that SSGA FM acts in good faith and provided that it is SSGA FM’s policy to allocate investment opportunities to the Fund over a period of time on a fair and equitable basis relative to such other accounts. The Prior Submanagement Agreement contained substantially similar provisions.

Confidential Relationship. The New Submanagement Agreement provides that all information and recommendations furnished by SSGA FM shall be regarded as confidential and for use only by Domini or such persons as Domini may designate, and only in connection with the management of the Fund. SSGA FM shall regard as confidential all information furnished to it hereunder concerning the affairs of the Fund and Domini. The Prior Submanagement Agreement contained a substantially similar provision.

Duration and Termination of the Agreement. The New Submanagement Agreement became effective after the close of business on December 1, 2018 and will continue in effect for two years and thereafter from year to year, subject to approval annually by the Board of Trustees in accordance with the 1940 Act. The New Submanagement Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees of the Fund, by the vote of a “majority of the outstanding voting securities” of the Fund, or by Domini with the prior consent of the Board of Trustees, in each case on not more than 60 days’ nor less than 30 days’ written notice. The New Submanagement Agreement may also be terminated by SSGA FM on 90 days’ advance written notice to Domini and the Board of Trustees. The New Submanagement Agreement will also terminate automatically in the event of its “assignment” (as defined in the 1940 Act). Other than the effective and termination dates, the Prior Submanagement Agreement contained substantially similar provisions.

Submanagement Fees. The New Submanagement Agreement contains a new fee rate schedule, under which submanagement fees payable with respect to the Fund will decrease. Fees payable under the New Submanagement Agreement are payable based on the following schedule (subject to a $175,000 annual minimum): 0.03% of the first $500 million of net assets managed, 0.02% of the next $1 billion of net assets managed, and 0.01% of net assets managed in excess of $1.5 billion. Under the Prior Submanagement Agreement, submanagement fees were payable based on the following schedule: 0.250% of the first $250 million of net assets managed, 0.200% of the next $250 million of net assets managed, and 0.175% of net assets managed in excess of $500 million.

The following table demonstrates (1) the actual submanagement fees paid by Domini with respect to the Fund for the fiscal year ended July 31, 2018, during which year the Prior Management Agreement was in effect; (2) the submanagement fees that Domini would have paid if the New Submanagement Agreement had been in effect for that year; and (3) the difference between these amounts stated as a percentage:

(1)	(2)	(3)
Actual Submanagement Fees Paid For The Year Ended July 31, 2018	Submanagement Fees That Would Have Been Paid For The Year Ended July 31, 2018 If The New Submanagement Agreement Had Been In Effect	Percentage Decrease
$1,740,484	$220,341	0.17%
(0.20% of the average daily net assets of the Fund)	(0.03% of the average daily net assets of the Fund)

As noted above, submanagement fees are paid by Domini, and not the Fund. In addition, as noted above, management fees payable to Domini by the Fund also decreased effective December 1, 2018. Accordingly, there will be no increase in the management fees payable by the Fund to Domini as a consequence of the New Submanagement Agreement.

Additional Provisions. The Submanagement Agreement includes new provisions regarding recordkeeping, third party beneficiaries and forum selection. The New Submanagement Agreement provides that SSGA FM shall maintain such records relating to the Fund as are required under applicable law or regulation, including without limitation the 1940 Act. The New Submanagement Agreement provides that the Agreement does not create any third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties and their respective successors. In addition, the New Submanagement Agreement provides that any legal suit, action or proceeding related to, arising out of or concerning the Agreement shall be brought only in the U.S. District Court for the District of Massachusetts, or if such action may not be brought in that court, then such action shall be brought in Massachusetts Superior Court, Business Litigation Session, in Boston, Massachusetts (each, a “Designated Court”). The New Management Agreement provides that each party to the Agreement (a) consents to jurisdiction in the Designated Courts; (b) waives any objection to venue in either Designated Court and (c) waives any objection that either Designated Court is an inconvenient forum.

Evaluation by the Board of Trustees of the New Submanagement Agreement

At its meeting held on August 22, 2018, the Board of Trustees of the Trust, including all of the Independent Trustees, voted to approve the New Submanagement Agreement. Prior to the August 22, 2018 meeting, the Board requested, received, and reviewed written responses from SSGA FM to questions posed to them on behalf of the Independent Trustees and supporting materials relating to those questions and responses. The Board considered the materials specifically prepared in connection with the approval of the Agreement considered at the Board’s meeting on August 22, 2018. The Board considered the Amended and Restated Management Agreement between Domini and the Equity Fund, in the course of its review. In doing so, the Board noted the respective roles of the Adviser and Subadviser in providing services to the Funds.

Throughout the process, the Board had the opportunity to ask questions of and request additional information from SSGA FM. The Board was assisted by legal counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also received memoranda from counsel to the Trust discussing the legal standards for their consideration of the New Submanagement Agreement. The Independent Trustees were advised by and met in executive session with their independent legal counsel at which no representatives of management were present to discuss the proposed Agreement at the August 22, 2018 meeting.

In connection with the Board’s consideration of the New Submanagement Agreement, the Board received written materials in advance of the meeting, which included information regarding: (i) the nature, extent, and quality of services to be provided to the Fund by SSGA FM; (ii) a description of SSGA FM’s investment management and other personnel and their background and experience; (iii) an overview of SSGA FM’s operations and financial condition; (iv) the level of profitability from SSGA FM’s relationships with the Fund; (v) a description of SSGA FM’s brokerage practices (including any soft dollar arrangements); and (vi) SSGA FM’s compliance policies and procedures, including policies and procedures for personal securities transactions and with respect to cybersecurity and business continuity and disaster recovery.

In reaching their determination to approve the New Submanagement Agreement, the Board, including a majority of the Independent Trustees, reviewed and evaluated information and a variety of factors that they believed relevant and appropriate through the exercise of their reasonable business judgment. The Board’s determination to approve the Agreement was based on a comprehensive consideration of information provided to the Board with respect to the approval of such Agreement, including a presentation by SSGA FM at the Meeting.

The primary factors and the conclusions regarding the Agreement are described below. The Board did not identify any particular information or factor that was all-important or controlling, and each Trustee may have weighted certain factors differently. In evaluating the Agreement, the Board took into account Domini’s recommendation and performance evaluation with respect to SSGA FM. The Board also took into account the Trustees’ knowledge of SSGA FM, its services and of the Fund resulting from their meetings and other information provided to the Board, including the Trustees’ familiarity with SSGA FM and its services from prior years when SSGA FM served as a submanager to the Fund. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry).

Nature, Quality and Extent of Services to be Provided. The Board reviewed information and materials provided by SSGA FM related to the New Submanagement Agreement, including the New Submanagement Agreement, SSGA FM’s Form ADV, a description of the firm and its organizational and management structure, its operational history and its legal and regulatory history, the manner in which investment decisions are made and executed, the financial condition of SSGA FM and its ability to provide the services required under the New Submanagement Agreement, an overview of the personnel that would perform services for the Fund, and SSGA FM’s compliance policies and procedures. The Board also considered SSGA FM’s risk management processes and its policies and procedures with respect to cybersecurity, business continuity and disaster recovery.

The Board reviewed the terms of the New Submanagement Agreement and considered the scope and quality of the services to be provided by SSGA FM to the Fund under the New Submanagement Agreement. The Board noted that, pursuant to the New Submanagement Agreement, Domini, subject to the direction of the Board, is responsible for providing advice and guidance with respect to the Fund and for managing the investment of the assets of the Fund, and that in connection therewith it would oversee the activities of SSGA FM. It was noted that Domini would apply its social and environmental standards to select the Fund’s investments and that SSGA FM would be responsible for purchasing and selling securities to implement Domini’s selections and for managing the amount of the Fund’s assets to be held in short-term investments.

The Board considered the professional experience, tenure, and qualifications of the proposed SSGA FM portfolio management team and the other senior personnel at SSGA FM. They also reviewed SSGA FM’s compliance record. The Board also noted that the Trust’s Chief Compliance Officer (CCO) had reviewed SSGA FM’s compliance policies and procedures, including its Code of Ethics, and also considered that Domini would be providing compliance oversight with respect to SSGA FM. The Board also received information with respect to SSGA FM’s brokerage policies and practices, including with respect to best execution. The terms of the New Submanagement Agreement were also reviewed by the Board. Based on the foregoing, the Trustees concluded that they were satisfied with the nature, quality and extent of services to be provided by SSGA FM to the Fund under the New Submanagement Agreement.

Performance Information. The Trustees took into account the Fund’s investment performance over the past years. The Trustees noted SSGA FM’s representation that it does not manage any other client portfolios that have similar investment objectives and strategies to the Fund. They noted that Domini would be responsible for selecting securities identified through proprietary ESG research and that SSGA FM would purchase and sell securities to implement Domini’s selections and as necessary to manage the amount of the Fund’s assets to be held in short term investments for anticipated cash flow and expenses. The Trustees considered the scope of services to be provided by SSGA FM for the Fund and SSGA FM’s experience in implementing investment strategies with mandates that were operationally similar to the Fund’s in terms of implementation and SSGA FM’s historical performance with respect to the same. The Trustees concluded that they had confidence in SSGA FM’s overall capability to provide such services for Fund.

Fees and Other Expenses. The Trustees considered the submanagement fees to be paid by Domini to SSGA FM under the New Submanagement Agreement. The Trustees noted that the New Submanagement Agreement had been negotiated at arms-length between Domini and SSGA FM. The Trustees noted SSGA FM’s representation that it does not manage any other client portfolios that have similar investment objectives and strategies to the Fund. The Board noted that the fees payable under the Agreement were lower than the fees payable under the Prior Submanagement Agreement with respect to the Fund. The Trustees noted that Domini (and not the Fund) pays SSGA FM from its management fee. The Board noted comparative management fee and total expense information that they had reviewed in connection with their consideration at the Meeting of an Amended and Restated Management Agreement with Domini, and that Domini proposed to lower its management fee and impose expense caps in connection with the appointment of SSGA FM and the related change to the Fund’s investment strategy.

The Trustees determined, based on the nature and quality of the services to be provided by SSGA FM, and in light of the preceding factors, that the fees to be paid by Domini to SSGA FM with respect to the Fund were fair and reasonable in relation to the nature and quality of services to be provided and supported approval of the New Submanagement Agreement.

Costs of Services Provided and Profitability. The Board reviewed the audited financial statements for the year ended December 31, 2017 of SSGA FM’s parent, State Street Corporation. The Board noted that it would be difficult for SSGA FM to estimate profitability with respect to the Fund since it had not yet provided services to the Fund, but that it would be appropriate for the Trustees to consider requesting such information when they considered the continuation of the New Submanagement Agreement. In addition, the Board further considered the relative levels of the sub-advisory fees to be paid to SSGA FM and the advisory fee retained by Domini in light of, among other factors, the services provided to the Fund by the Domini and by SSGA FM, and the information prepared by management regarding the level of profits realized by Domini in connection with its operation of the Fund pursuant to the new investment strategy. The Board noted that the amount of management fee retained by Domini would increase but noted the increased level of services to be provided to the Fund by Domini upon implementation of the Fund’s new investment strategy, as well as the proposed decrease in the Fund’s management fee, as well as that Domini had agreed to enter into an expense limitation agreement with respect to the Fund. However, the Board also took into account that the Agreement was negotiated on an arms-length basis and that Domini would be paying the cost of the submanagement fees to be paid to

SSGA FM and not the Fund and for this reason, the consideration of the costs of services to be provided and their profitability with respect to SSGA FM, was not a relevant factor in the Board’s decision.

Economies of Scale. The Board also considered whether economies of scale would be realized by SSGA FM as the assets in the Fund increased and the extent to which economies of scale were reflected in the fee schedule under the New Submanagement Agreement. The Board noted that the submanagement fees are paid by Domini and not the Fund. However, the Board noted the breakpoints in fees payable under the New Submanagement Agreement, as well as breakpoints in the fees payable to Domini under its Management Agreement with respect to the Fund, and concluded that such breakpoints were an effective way to share economies of scale with shareholders as the assets in the Fund grew and supported the approval of the New Submanagement Agreement.

Other Benefits. The Board considered the other benefits that SSGA FM and its affiliates would receive from their relationship with the Fund. The Board noted that one of SSGA FM’s affiliates currently served as the Fund’s custodian. The Board also considered the brokerage practices of SSGA FM. In addition, the Board considered the intangible benefits that could accrue to SSGA FM and its affiliates by virtue of their relationship with the Fund.

The Board concluded that the benefits to be received by SSGA FM and its affiliates were reasonable in the context of the relationship between SSGA FM and the Fund and supported the approval of the Agreement.

Conclusion. After consideration of the factors described above, as well as other factors, the Board, and the Independent Trustees voting separately, concluded that the New Submanagement Agreement, including the fees payable thereunder, was fair and reasonable, and voted to approve the New Submanagement Agreement.

Information Regarding SSGA FM

SSGA Funds Management, Inc. (“SSGA FM”) is a wholly-owned subsidiary of State Street Global Advisors, Inc. which itself is a wholly-owned subsidiary of State Street Corporation (“State Street”), a publicly traded financial holding company organized in Massachusetts. SSGA FM is registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. SSGA FM and certain other affiliates of State Street make up State Street Global Advisors (“SSGA”). SSGA is one of the world’s largest institutional money managers and the investment management arm of State Street. As of July 31, 2018, SSGA FM managed approximately $509.19 billion in assets and SSGA FM managed approximately $2.78 trillion in assets. SSGA FM’s principal business address is One Iron Street, Boston, Massachusetts 02210. State Street’s principal business address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02210.

Listed below are the names and principal occupations of the members of the principal executive officers and each director or general partner of SSGA FM as of December 31, 2018. The principal business address of all principal executive officers, directors and general partners is at the offices of SSGA FM, One Iron Street, Boston, Massachusetts 02210.

Name	Principal Occupation

James E. Ross	Chairman and Director of SSGA FM; Executive Vice President of SSGA

Ellen Needham	Director and President of SSGA FM; Senior Managing Director of SSGA

Barry Smith	Director and CTA - Chief Marketing Officer of SSGA FM; Senior Managing Director of SSGA

Name	Principal Occupation

Lori Heinel	Director of SSGA FM; Executive Vice President of SSGA

Steven Lipiner	Director of SSGA FM; Senior Managing Director and Chief Financial Officer of SSGA

Chris Baker	Chief Compliance Officer of SSGA FM; Managing Director and Chief Compliance Officer of SSGA; prior to February 2018, Managing Director and Senior Compliance Officer for Alternative Investment Solutions, Sector Solutions, and Global Marketing at State Street Corporation

Bo Trevino	Treasurer of SSGA FM; Vice President of SSGA

Sean O’Malley, Esq.	Chief Legal Officer of SSGA FM; Senior Vice President and Deputy General Counsel of SSGA

Ann Carpenter	Chief Operating Officer of SSGA FM; Managing Director of SSGA

Greg Hartch	Chief Risk Officer of SSGA FM; Senior Vice President of SSGA

Joshua Weinberg, Esq.	Clerk of SSGA FM; Managing Director and Managing Counsel of SSGA

Dan Furman, Esq.	Assistant Clerk of SSGA FM; Managing Director and Managing Counsel of SSGA

Leanne Dunn, Esq.	Assistant Clerk of SSGA FM; Managing Director and Senior Counsel of SSGA

Mike Pastore, Esq.	Assistant Clerk of SSGA FM; Managing Director and Senior Counsel of SSGA

No officer or Trustee of the Fund currently is an officer or employee of SSGA FM. No officer or Trustee of the Fund has any material direct or indirect interest in the New Submanagement Agreement or in SSGA FM, or any other person controlling, controlled by, or under common control with SSGA FM. Since August 1, 2018, none of the officers or Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which SSGA FM was or is to be a party.

SSGA FM currently does not advise or subadvise any registered investment companies that have investment objectives and strategies that are similar to those of the Fund.

The foregoing information regarding SSGA FM is based on information provided by SSGA FM. SSGA FM is not affiliated with Domini.

Information Regarding Domini

Domini is a Massachusetts limited liability company with principal offices at 180 Maiden Lane, Suite 1302, New York, NY 10038-4925. Domini has been managing money since November 1997. As of October 31, 2018, Domini managed more than $2.22 billion in assets for individual and institutional investors who are working to create positive change in society by using social and environmental standards in their investment decisions. Domini provides the Fund with investment supervisory services, overall operational support, and administrative services. Prior to November 30, 2016, Domini was known as Domini Social Investments LLC. The names of the persons who control the adviser and the basis of the person’s control are as follows: Amy Domini Thornton, Chair of Domini; Steven Lydenberg, Member and Strategic Vision Partner of Domini; Carole Laible, Chief Executive Officer of Domini; Maurizio Tallini, Chief Compliance Officer of Domini; Megan Dunphy, General Counsel of Domini; and Christina Povall, Chief Financial Officer of Domini.

Listed below are the names, positions and principal occupations of the officers of Domini as of December 31, 2018. The principal business address of all of the officers is at the offices of 180 Maiden Lane, Suite 1302, New York, NY 10038-4925. Each officer of Domini is also a Trustee or officer of the Domini Funds, as noted below

Name	Capacity with Domini	Capacity with the Domini Funds	Other Principal Occupation
Amy Domini Thornton	Chairperson (since 2016), CIO (2010-2014), CEO (2002-2015), Member (since 1997), and Manager (since 1997) of Domini	Chair and Trustee of the Domini Funds	Manager (since 1998) and Registered Principal (2003-2017), DSIL Investment Services LLC (broker- dealer); Manager, Domini Holdings LLC (holding company) (since 2002); CEO and CIO (2013-2015), Nia Global Solutions (a former division of Domini); Trustee, New England Quarterly (periodical) (since 1998); Private Trustee, Loring, Wolcott & Coolidge Office (fiduciary) (since 1987); Partner (since 1994), Member (since 2010), Loring Wolcott & Coolidge Fiduciary Advisors, LLP (investment advisor); Member (since 2010), Loring Wolcott & Coolidge Trust, LLC (trust company); Trustee, Church Investment Group (2010-2014); Board Member (since 2016), Cambridge Public Library Foundation (nonprofit).
Megan L. Dunphy	General Counsel (since 2014) and Managing Director (2015-2017), Deputy General Counsel (2009-2014), and Member (since 2017) of Domini	Secretary (since 2005), Vice President (since 2013), and Chief Legal Officer (since 2014) of the Domini Funds	N/A

Name	Capacity with Domini	Capacity with the Domini Funds	Other Principal Occupation
Carole M. Laible	CEO and Manager (since 2016), President (2005-2015), Member (since 2006), and Chief Operating Officer (2002-2011) of Domini	President (since 2017) of the Domini Funds	Chief Operating Officer (2013-2015), Nia Global Solutions (a former division of Domini); President and CEO (since 2002), Chief Compliance Officer (2001-2014), Chief Financial Officer, Secretary, and Treasurer (since 1998) and Registered Principal (since 1998), DSIL Investment Services LLC (broker- dealer); Manager (since 2016), Domini Holdings LLC (holding company).
Douglas Lowe	Senior Compliance Manager and Counsel (since 2006) of Domini	Assistant Secretary of the Domini Funds	Registered Operations Professional (since 2012), DSIL Investment Services LLC (broker- dealer).
Meaghan O’Rourke-Alexander	Compliance Officer (since 2012); Senior Compliance Analyst (2009–2012), of Domini	Assistant Secretary of the Domini Funds (since 2007)	N/A
Christina Povall	Chief Financial Officer (since 2014), Managing Director (2014-2017), Director of Finance (2004-2014), Member (since 2017), of Domini	Treasurer (since 2017), Vice President (since 2013) and Assistant Treasurer (since 2007-2017) of the Domini Funds	Registered Operations Professional (since 2012), DSIL Investment Services LLC (broker- dealer).
Maurizio Tallini	Chief Compliance Officer (since 2005), Chief Operating Officer (2011-2017), CISO (since 2015), Member (since 2007) of Domini	Vice President (since 2007) and Chief Compliance Officer (since 2005) of the Domini Funds	Registered Representative (2012-2015), CISO (since 2015), DSIL Investments Services LLC (broker- dealer).

None of the officers or trustees of the Trust owns any interest in SSGA FM or any of its affiliates.

Other Services Provided to the Fund by Domini

Domini provides certain shareholder services with respect to the Fund and its shareholders pursuant to a Shareholder Services Agreement between Domini and the Trust. For these services Domini receives fees from the Fund paid monthly at an annual rate of $4.00 per active account. For the fiscal years ended July 31, 2018, the Fund paid $55,944 in Shareholder Service Agent fees, after waivers.

DSIL Investment Services LLC, a wholly owned subsidiary of Domini (DSILD), is the distributor of the Fund’s shares. The Fund has adopted a Rule 12b-1 distribution plan with respect to its Investor shares and its Class A shares which provides that Investor shares and Class A shares of the Fund may pay the Distributor a fee not to exceed 0.25% per annum of the average daily net assets of that class as compensation for distribution services provided by the Distributor in connection with the sale of these shares, not as reimbursement for specific expenses incurred. Thus, even if the Distributor’s expenses exceed the fees provided for by the Distribution Plan, the Fund will not be obligated to pay more than those fees, and, if the Distributor’s expenses are less than the fees paid to it, it will realize a profit. The Distributor may use such fees to pay broker-dealers, financial institutions, or other financial intermediaries as compensation in connection with the purchase, sale, or retention of Investor shares of the Fund, the advertising expenses and the expenses of printing and distributing prospectuses and reports used for sales purposes, the expenses of preparing and printing sales literature, and other distribution-related expenses. For the fiscal year ended July 31, 2018, Investor shares of the Fund accrued $1,703,155 in distribution fees, and Class A shares of the Fund accrued $20,035 in distribution fees.

For the Fund’s fiscal year ended July 31, 2018, no commissions were paid to any broker (a) that is an affiliated person of the Fund, (b) that is an affiliated person of any affiliated person of the Fund, or (c) an affiliated person of which is an affiliated person of the Fund, Domini, SSGA FM, Wellington Management or DSILD.

GENERAL INFORMATION

Outstanding Shares

As of January 11, 2019, the Fund had the following shares outstanding:

Name of Class	Number of Shares Outstanding
Investor shares	29,737,325.656
Class A shares	310,142.803
Institutional shares	4,850,811.801
Class R shares	803,484.405

Principal Holders of Securities

As of January 11, 2019, Trustees and officers owned less than 1% of the Fund’s outstanding shares. As of January 11, 2019, the following persons owned of record, or are known by the Fund to own beneficially, 5% or more of the outstanding shares of the Fund:

Investor shares

Name and Address	Percentage Ownership
National Financial Services LLC for the Exclusive Benefit of our Customers Attn Mutual Funds Dept 4th Floor 499 Washington Blvd Jersey City NJ 07310-2010	13.42%
Charles Schwab & Co Inc. Reinvest Account Attn: Mutual Funds Dept 101 Montgomery St San Francisco CA 94104-4122	7.43%

Class A shares

Name and Address	Percentage Ownership
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	12.44%
Wells Fargo Clearing Services LLC Special Custody Acct for the Exclusive Benefit of Customers 2801 Market Street St Louis MO 63103	11.10%
UBS WM USA 0O0 11011 6100 Spec Cdy A/C Exl Ben Customers of UBSFSI 1000 Harbor Blvd Weehawken, NJ 07086	8.61%

Institutional shares

Name and Address	Percentage Ownership
John Hancock Life Insurance Co of USA RPS-Trading OPS ET-4 601 Congress St Boston MA 02210-2805	38.44%
Cynthia A Wayburn TTEE Cynthia A Wayburn Trust U/A DTD 12/19/1996 Po Box 3725 Bellevue WA 98009-3725	20.20%
National Financial Services LLC for the Exclusive Benefit of our Customers Attn Mutual Funds Dept 4th Floor 499 Washington Blvd Jersey City NJ 07310-2010	10.77%
William M Roush 710 Castle Creek Dr Aspen CO 81611-1138	8.21%
Molly James Roush 1411 Wynkoop Street Apt 905 Denver CO 80202-0000	7.16%

Class R shares

Name and Address	Percentage Ownership
Wells Fargo Bank FBO Agnesian Health Care 44076855 1525 West WT Harris Blvd Charlotte, NC 28288-1076	39.91%
National Financial Services LLC for the Exclusive Benefit of our Customers Attn Mutual Funds Dept 4th Floor 499 Washington Blvd Jersey City NJ 07310-2010	30.29%
PIMS/Prudential Retirement as Nominee for the TTEE/Cust PL 940 State of Vermont Defined Care of: State Treasurer’s Office 109 State Street, Fourth Floor Montpelier VT 05609	14.72%

Additional Information

The Fund is a series of Domini Investment Trust (the “Trust”), which was organized as a business trust under the laws of the Commonwealth of Massachusetts on June 7, 1989, and commenced operations on June 3, 1991. Prior to November 30, 2016, the name of the Trust was the Domini Social Investment Trust. Prior to January 20, 2000, the name of the Trust was “Domini Social Equity Fund.” The mailing address of the Trust is 180 Maiden Lane, Suite 1302, New York, New York 10038-4925.

The Fund’s distributor is DSIL Investment Services LLC, 180 Maiden Lane, Suite 1302, New York, New York 10038-4925. BNY Mellon Asset Servicing acts as transfer agent and dividend disbursing agent for the Fund. The principal business address of BNY Mellon Asset Servicing is 4400 Computer Drive, Westborough, Massachusetts 01581. State Street Bank and Trust Company acts as the custodian for the Fund. State Street Bank and Trust Company’s principal business address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

Shareholders Sharing the Same Address

To keep the Fund’s costs as low as possible, and to conserve paper usage, we attempt to eliminate duplicate mailings to the same address where practical. When two or more Fund shareholders have the same last name and address, only one information statement is being sent to that address unless the Fund has received contrary instructions from one or more of those shareholders. If your household is receiving separate mailings that you feel are unnecessary, or if you want us to send separate mailings in the future, please send a written request to the Trust at the mailing address provided above or call Domini at 1-800-582-6757. If you want to receive a separate copy of this information statement, one will be delivered to you promptly upon such written or oral request.

Submission of Certain Proposals

The Trust is a Massachusetts business trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, for purposes such as electing Trustees or removing Trustees, changing fundamental policies, or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,

Carole M. Laible, President

Exhibit A

SUBMANAGEMENT AGREEMENT

DOMINI INVESTMENT TRUST

The SUBMANAGEMENT AGREEMENT, dated as of December 1, 2018, is by and between Domini Impact Investments LLC, a Massachusetts limited liability company (“Domini” or the “Manager”), and SSGA Funds Management, Inc. (“SSGA” or the “Submanager”).

WITNESSETH:

WHEREAS, the Domini Investment Trust (the “Trust”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the “1940 Act”); and

WHEREAS, Domini has entered into a Management Agreement (the “Management Agreement”) with the Trust wherein Domini has agreed to serve as Manager to the series of the Trust designated on Schedule A attached hereto (each a “Fund”); and

WHEREAS, the Trust’s agreement with the Manager permits the Manager to delegate to other parties certain of its assets management responsibilities; and

WHEREAS, Domini desires to retain the Submanager to furnish it with portfolio investment advisory services in connection with Domini’s investment advisory activities on behalf of the Fund, and the Submanager is willing to furnish such services to Domini;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

1.	APPOINTMENT OF SSGA

In accordance with and subject to the Management Agreement between the Trust and the Manager with respect to the Fund, the Manager hereby retains SSGA to act as the Submanager for the Fund for the period and on the terms set forth in this Agreement. The Submanager accepts such appointment and agrees to furnish the services set forth herein for the Fund in accordance with the terms of this Agreement and applicable law and for the compensation provided by this Agreement. It is understood that the Submanager may manage a portion, all or none of the Fund’s assets as designated by the Manager to the Submanager from time to time, and the Manager has the right to allocate and reallocate the Fund’s assets at any time.

The Submanager is hereby authorized to engage any of its affiliates to provide the Submanager with investment management or advisory and related services with respect to the Submanager performing its obligations under this Agreement. The Submanager shall remain liable to the Manager for performance of the Submanager’s obligations under this Agreement, and for the acts and omissions of such affiliates and the Manager shall not be responsible for any fees which any affiliate may charge to the Submanager in connection with such services.

2.	DUTIES OF THE SUBMANAGER.

Subject to the supervision of the Manager, the Submanager is hereby employed and authorized to: (a) select and place orders for the purchase and sale of securities at a time and amount determined appropriate by SSGA provided that such transactions are restricted to the list of securities identified for purchase or sale by the Manager (the “Approved Transactions List”) and are in accordance with, but not necessarily identical to, any amounts set forth therein and/or as otherwise communicated by the Manager to SSGA from time to time; (b) maintain books and records with respect to the securities transactions made in accordance with the Approved Transactions List; and (c), manage the amount of the Fund’s assets to be allocated to short term investments for anticipated cash flows and expenses, and otherwise to provide the Manager with such investment advice and supervision as the Manager may from time to time consider necessary in accordance with this Agreement. The Submanager shall not purchase any securities for the Fund that are not included on the Approved Transactions List. All Fund assets with respect to which the Submanager provides services under this agreement are referred to herein as the Fund Account. Notwithstanding any provision of this Agreement, the Manager shall retain all rights and ultimate responsibilities to withdraw assets from the Fund Account and to supervise and, in its discretion, conduct investment activities relating to the Fund.

The Submanager shall discharge the foregoing responsibilities, subject always to the Manager’s oversight and supervision and the restrictions of the Trust’s Second Amended and Restated Declaration of Trust, dated June 7, 1989, as amended and restated as of May 15, 2001, as amended, and By-laws, as each may be amended from time to time (respectively, the “Declaration” and the “By-Laws”), the provisions of the 1940 Act, and the then-current registration statement of the Trust with respect to the Fund, all of which will be provided to the Submanager by the Manager. The Manager agrees to provide copies of any and all amendments to the Declaration of Trust, By-Laws and the Fund’s registration statement to the Submanager. Should the Board of Trustees of the Trust or the Manager at any time, however, make any definite determination as to an investment policy applicable to the Fund and the Manager notifies the Submanager thereof in writing, the Submanager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Submanager shall not be responsible for discharging its responsibilities in accordance with any documentation that has not been received by the Submanager from the Manager.

The Submanager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above and, in particular, to place all orders for the purchase or sale of securities for the Fund Account with the brokers or dealers selected by it, and to that end the Submanager is authorized as the agent of the Fund to give instructions to the custodian or any subcustodian of the Fund as to deliveries of securities and payments of cash for the Fund Account. In connection with the selection of such brokers or dealers and the placing of such orders, and subject to the primary objective of obtaining the best available prices and execution, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or the other accounts over which the Submanager, the Manager or a respective “affiliated person” thereof exercises investment discretion. The Submanager shall not be obligated to solicit competitive bids for each transaction it enters into on behalf of the Fund and is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Submanager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Submanager, the Manager and any “affiliated person” thereof have with respect to accounts over which they exercise investment discretion notwithstanding the fact that the Fund may not be the direct or exclusive beneficiary of any such services. In making purchases or sales of securities or other property for the Fund Account, the Submanager may deal with itself or with the Trustees of the Trust or the Fund’s underwriter or distributor to the extent such actions are permitted by the 1940 Act. Subject to the Submanager’s obligation to seek best execution for the Fund, the Board of Trustees of the Trust, in its discretion, may instruct the Submanager in writing to effect all or a portion of its securities transactions with one or more brokers and/or dealers selected by the Board of Trustees if it determines that the use of such brokers and/or dealers is in the best interest of the Fund. The Submanager agrees to provide reasonable assistance to the Manager with its liquidity classifications of a Fund’s portfolio holdings as required by the Fund’s liquidity risk management program when implemented in accordance with Rule 22e-4 under the 1940 Act.

The Submanager is prohibited from directly or indirectly consulting with any other submanager for a portion of the Fund’s assets, except for the purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act, and, to the extent that other submanagers may be engaged to provide investment advisory services to the Fund, the Submanager shall be responsible for providing investment advisory services only with respect to the assets allocated to it.

Upon reasonable advance written request, Submanager may provide reasonable assistance to Manager to assist it in its determination of the proper value of any holdings of the Fund purchases, retained, or sold by Submanager, provided that Manager acknowledges that Submanager shall not be responsible for valuing a Fund’s assets.

The Submanager shall not be responsible for filing class action proofs of claim or the voting of proxies on behalf of the Fund.

3.	DUTIES OF THE MANAGER.

The Manager shall, in accordance with the terms of the Management Agreement, assume responsibility for voting the proxies of the securities held by the Fund.

The Manager (or such other person as the Manager shall designate to the Submanager) shall determine the securities comprising the Approved Transactions List and the amounts set forth therein. The Manager (or such other person as the Manager shall have identified to the Submanager) shall notify the Submanager of the Approved Transactions List via email or mail to the addresses the Submanager shall furnish in writing to the Manager from time to time. Any such notice shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or email to the person identified above (or to such other person as the Submanager shall have identified to the Manager in writing), at the time of the receipt thereof by such person and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

The Submanager shall not be responsible for compliance with any notice provided by the Manager under this Section 3 if such notice is not delivered by the Manager and receipt is acknowledged by the Submanager in accordance with the provisions of this Section 3.

4.	ALLOCATION OF CHARGES AND EXPENSES.

The Submanager shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 2 above. Except as provided in the foregoing sentence, it is understood that the Trust will pay all of its own expenses and the expenses allocated to the Fund including, without limitation, organization costs of the Fund; compensation of Trustees who are not “interested persons” of the Trust; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Fund; fees and expenses of independent auditors, legal counsel and any transfer agent, distributor, registrar or dividend disbursing agent of the Fund; expenses relating to the issuance and redemption of beneficial interests in the Fund and servicing investor accounts; expenses of preparing, typesetting, printing and mailing investor reports, notices, proxy statements and reports to governmental officers and commissions and to investors in the Fund; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Fund (including but not limited to the fees of independent pricing services; expenses of meetings of the Fund’s investors; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust on behalf of the Fund may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

5.	COMPENSATION OF THE SUBMANAGER.

For the services to be rendered by the Submanager hereunder, the Manager shall pay to the Submanager a fee computed as specified in the Schedule A which is attached hereto and made a part of this Agreement.

6.	COVENANTS OF THE SUBMANAGER.

The Submanager agrees that it will not knowingly deal with itself, or with the Trustees of the Trust or the Fund’s principal underwriter or distributor, if any, as principals in making purchases or sales of securities or other property, except as permitted by the 1940 Act, and will comply with all provisions of the Declaration and By-Laws and the then-current registration statement of the Trust applicable to the Submanager’s role with respect to the Fund.

7.	LIMITATION OF LIABILITY.

The Submanager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 7, the term “Submanager” shall include directors, partners, officers and employees of the Submanager as well as the Submanager itself. The Trust is expressly made a third party beneficiary of this Agreement and may enforce any obligations of the Submanager under this Agreement and recover directly from the Submanager for any liability the Submanager may have hereunder.

Unless otherwise obligated under applicable law, no party to this Agreement shall be liable for any indirect, punitive, incidental, special, or consequential damages arising out of this Agreement.

8.	ACTIVITIES OF THE SUBMANAGER.

The services of the Submanager to the Fund are not to be deemed to be exclusive, the Submanager and its affiliates being free to render investment advisory, administrative and/or other services to others (“Affiliated Accounts”). The Manager agrees that the Submanager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Submanager acts in good faith, and provided, further, that it is the Submanager’s policy to allocate, within its reasonable discretion and consistent with its fiduciary obligations to the Fund and the Affiliated Accounts, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund Account and any specific investment restrictions or other factors applicable thereto. The Manager acknowledges that as permitted by applicable law one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which may involve the Fund Account or otherwise. The Submanager shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Manager shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Fund Account or otherwise. It is understood that Trustees and officers of the Trust and investors of the Fund or the Manager are or may be or may become interested in the Submanager as directors, partners, officers, employees or otherwise and that directors, partners, officers and employees of the Submanager are or may become similarly interested in the Trust or the Fund or the Manager and that the Submanager may be or may become interested in the Trust or the Fund as an investor or otherwise.

9.	RECORDKEEPING.

The Submanager shall maintain such records relating to the Fund Account as are required under applicable law or regulation, including without limitation the 1940 Act.

10.	CONFIDENTIAL RELATIONSHIP.

All information and recommendations furnished by the Submanager shall be regarded as confidential and for use only by the Manager or such persons as the Manager may designate, and only in connection with the management of the Fund. The Submanager shall regard as confidential all information furnished to it hereunder concerning the affairs of the Fund and the Manager. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, known to the receiving party prior to entering into this Agreement, is received from some other source not a party to this Agreement, or is required to be disclosed by or to any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by applicable law so long as the disclosing party provides the other party with prompt written notice of such requirement prior to any such disclosure.

11.	RECEIPT OF DISCLOSURE DOCUMENT.

The Manager acknowledges that it has received a copy of the Submanager’s disclosure document under Rule 204-3 of the Investment Advisers Act of 1940 at least 48 hours prior to entering into this Agreement.

12.	REPRESENTATIONS AND WARRANTIES.

Each party represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority to execute and perform this Agreement; (b) the person(s) executing this Agreement on behalf of the party has full power and authority to execute this Agreement on behalf of the party and (b) the party’s execution, delivery and performance of this Agreement will be binding upon the party in accordance with the terms hereof, and will not violate any obligations by which the party is bound, whether arising by contract, operation of law or otherwise; (d) the party will comply in all material respects with the requirements of the Advisers Act and any other applicable law or regulation with respect to the Fund and the subject matter of, or transactions completed by, this Agreement; and (e) there is no litigation or regulatory proceeding pending or, to the knowledge of either party, threatened against the party that could materially affect that party’s ability to carry out its duties under this Agreement. The Manager represents, warrants and agrees that it will deliver to the Submanager a true and complete copy of the Fund’s current registration statement as effective from time to time and such other documents or instruments governing the investments of the Fund Account.

13.	USE OF NAMES.

Neither party shall use the name, trademark or trade name of the other party or any of its affiliates or refer to the existence of this Agreement in any advertising, promotional or other material, whether in written, electronic or other form, distributed to any unaffiliated third party without obtaining specific prior written approval of the non-disclosing party; provided, that such consent shall not be unreasonably withheld or delayed.

14.	DURATION, TERMINATION AND AMENDMENTS OF THIS AGREEMENT.

This Agreement shall become effective as of the date and year first above written, shall govern the relations between the parties hereto thereafter and shall remain in force until November 30, 2020, on which date it will terminate unless its continuance thereafter is “specifically approved at least annually” (a) by the vote of a majority of the Trustees of the Fund who are not “interested persons” of the Trust or of Domini or the Submanager at a meeting specifically called for the purpose of voting on such approval and (b) by the Board of Trustees of the Trust or by “vote of a majority of the outstanding voting securities” of the Fund. However, if the investors of the Fund fail to approve the Agreement as provided herein, the Submanager may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by (i) the Trustees of the Trust, (ii) the “vote of a majority of the outstanding voting securities” of the Fund or (iii) Domini with the prior consent of the Trustees of the Trust, in each case on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement may be terminated at any time without the payment of any penalty by the Submanager on not less than 90 days’ written notice to the Manager and the Trustees of the Trust. This Agreement shall automatically terminate in the event of its “assignment.”

This Agreement constitutes the entire agreement between the parties and, except as otherwise permitted by applicable law, may be amended only if such amendment is approved by the parties hereto, the Trustees of the Trust and the “vote of a majority of the outstanding voting securities” of the Fund.

The Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

The terms “specifically approved at least annually,” “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested persons,” when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

No provision of this Agreement is intended to conflict with any applicable law. This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties and their respective successors.

15.	GOVERNING LAW.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts; provided, however, that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or any rules or regulations of the Securities and Exchange Commission thereunder.

Any legal suit, action or proceeding related to, arising out of or concerning the agreement shall be brought only in the U.S. District Court for the District of Massachusetts, or if such action may not be brought in that court, then such action shall be brought in Massachusetts Superior Court, Business Litigation Session, in Boston, Massachusetts (each, a “Designated Court”). The Manager, the Submanager, the Fund, their respective Directors, Trustees and officers, and the Fund’s shareholders each (a) consents to jurisdiction in the Designated Courts, (b) waives any objection to venue in either Designated Court and (c) waives any objection that either Designated Court is an inconvenient forum.

16.	NOTICES.

Any notice, advice or report to be given pursuant to the Agreement (other than pursuant to Section 3 hereof) shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the following addresses, or sent by electronic transmission to the telecopier number specified below:

To the Submanager at:

SSGA Funds Management, Inc.

Attn: General Counsel

One Lincoln Street

Boston, MA 02110

To the Manager at:

Domini Impact Investments LLC

180 Maiden Lane, Suite 1302

New York, New York 10038-4925

Attention: Chief Executive Officer

Telecopier No: 212-217-1101

Email: claible@domini.com

17.	SEVERABILITY.

Any provision of this Agreement, which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President

DOMINI IMPACT INVESTMENTS LLC

By: /s/ Amy Domini Thornton	By:	/s/ Carole M. Laible
Name: Amy Domini Thornton		Name: Carole M. Laible
Title: Manager and Chair		Title: Manager and Chief Executive Officer

Acknowledged:

DOMINI INVESTMENT TRUST,

on behalf of Domini Impact Equity Fund

By:	/s/ Christina Povall
Name:	Christina Povall
Title:	Vice President and Treasurer

Schedule A

Pursuant to Section 5, the Manager shall calculate, provide documentation that supports the calculation , and pay compensation to the Submanager promptly after the last day of each month at the following annual rates, computed daily at the rate of 1/365th (1/366th in a leap year) of the applicable fee rate:

Fund	Submanagement Fee*	Effective Date

Domini Impact Equity Fund

0.030% of the first $500 million of average daily net assets managed

0.020% of the next $1.0 billion of average daily net assets managed

0.010% of average daily net assets managed in excess of $1.5 billion

* Subject to a $175,000 annual minimum

December 1, 2018